Exhibit 99.1

Nutanix Reports Fourth Quarter and Fiscal 2023 Financial Results

Reports 27% YoY ACV Billings Growth and Strong YoY Free Cash Flow Growth for Fiscal 2023

Delivers Outperformance Across All Fourth Quarter Guided Metrics

SAN JOSE, Calif.--(BUSINESS WIRE)--August 31, 2023--Nutanix, Inc. (NASDAQ: NTNX), a leader in hybrid multicloud computing, today announced financial results for its fourth quarter and fiscal year ended July 31, 2023.

“Our fourth quarter capped off a fiscal year that showed healthy year-over-year top line growth and sharp year-over-year improvements in profitability and free cash flow,” said Rajiv Ramaswami, President and CEO of Nutanix. “Our consistent execution over the course of the year against an uncertain macro backdrop is a testament to the benefits of our subscription model, as well as the value our customers see in the Nutanix Cloud Platform as they look to modernize their IT footprints and implement hybrid multicloud operating models.”

“Our fiscal year 2023 results demonstrated a good balance of growth and profitability and further strengthened our balance sheet,” said Rukmini Sivaraman, CFO of Nutanix. “In conjunction with our earnings release, we’re pleased to announce that our Board of Directors has authorized the repurchase of up to $350 million of our stock, which we see as a reflection of confidence in the Company’s long-term market opportunity and financial outlook.”

Fourth Quarter Fiscal 2023 Financial Summary

	Q4 FY’23	Q4 FY’22	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$278.7 million	$193.2 million	44%
Annual Recurring Revenue (ARR)[2]	$1.56 billion	$1.20 billion	30%
Average Contract Term[3]	3.0 years	3.2 years	(0.2) year
Revenue[4]	$494.2 million	$385.5 million	28%
GAAP Gross Margin	83.7%	79.3%	440 bps
Non-GAAP Gross Margin	85.8%	82.6%	320 bps
GAAP Operating Expenses	$425.1 million	$439.4 million	(3)%
Non-GAAP Operating Expenses	$360.6 million	$356.2 million	1%
GAAP Operating Loss	$(11.3) million	$(133.8) million	$122.5 million
Non-GAAP Operating Income (Loss)	$63.6 million	$(37.8) million	$101.4 million
GAAP Operating Margin	(2.3)%	(34.7)%	32.4% pts
Non-GAAP Operating Margin	12.9%	(9.8)%	22.7% pts
Net Cash Provided by Operating Activities	$58.3 million	$38.0 million	$20.3 million
Free Cash Flow	$45.5 million	$23.2 million	$22.3 million

Fiscal 2023 Financial Summary

	FY’23	FY’22	Y/Y Change
Annual Contract Value (ACV)[1] Billings	$956.8 million	$756.3 million	27%
Annual Recurring Revenue (ARR)[2]	$1.56 billion	$1.20 billion	30%
Average Contract Term[3]	3.0 years	3.2 years	(0.2) year
Revenue[4]	$1.86 billion	$1.58 billion	18%
GAAP Gross Margin	82.2%	79.7%	250 bps
Non-GAAP Gross Margin	84.6%	83.0%	160 bps
GAAP Operating Expenses	$1.74 billion	$1.72 billion	1%
Non-GAAP Operating Expenses	$1.41 billion	$1.40 billion	1%
GAAP Operating Loss	$(207.2) million	$(458.9) million	$251.7 million
Non-GAAP Operating Income (Loss)	$161.0 million	$(87.2) million	$248.2 million
GAAP Operating Margin	(11.1)%	(29.0)%	17.9% pts
Non-GAAP Operating Margin	8.6%	(5.5)%	14.1% pts
Net Cash Provided by Operating Activities	$272.4 million	$67.5 million	$204.9 million
Free Cash Flow	$207.0 million	$18.5 million	$188.5 million

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Recent Company Highlights

  Nutanix Announces Share Repurchase Program: Nutanix announced that its Board of Directors has authorized the repurchase of up to $350 million of its Class A common stock.
  Cisco and Nutanix Forge Global Strategic Partnership to Simplify Hybrid Multicloud and Fuel Business Transformation: Cisco and Nutanix announced a global strategic partnership to accelerate hybrid multicloud deployments by offering the industry’s most complete hyperconverged solution for IT modernization and business transformation.
  Nutanix Simplifies Customer Adoption of Generative AI with New Nutanix GPT-In-a-Box Solution: Nutanix announced Nutanix GPT-in-a-Box, a solution for customers looking to jump-start artificial intelligence (AI) innovation, which allows customers to easily size, configure, and purchase AI-ready infrastructure to fine-tune and run generative pre-trained transformers (GPT), while maintaining control of their data and applications.
  Nutanix Appoints Mark Templeton to its Board of Directors: Nutanix announced that it added Mark Templeton to its board of directors, effective July 24, 2023. Mr. Templeton is an experienced technology leader who brings deep industry expertise to the Nutanix board.
  Reminder for Investor Day 2023: Nutanix will be holding its Investor Day 2023 at the New York Marriott Marquis on September 26, 2023. The event will be webcast live beginning at 12:30 p.m. ET / 9:30 a.m. PT Interested parties can register here.

First Quarter Fiscal 2024 Outlook

ACV Billings	$260 - $270 million
Revenue	$495 - $505 million
Non-GAAP Gross Margin	~84%
Non-GAAP Operating Margin	9% to 11%
Weighted Average Shares Outstanding (Diluted)	Approximately 290 million

Fiscal 2024 Outlook

ACV Billings	$1.075 - $1.095 billion
Revenue	$2.085 - $2.115 billion
Non-GAAP Gross Margin	~84%
Non-GAAP Operating Margin	11% to 12%
Free Cash Flow	$280 - $300 million

Supplementary materials to this press release, including our fourth quarter and fiscal 2023 earnings presentation, can be found at https://ir.nutanix.com/company/financial.

Reconciliations between GAAP and non-GAAP financial measures and key performance measures, to the extent available, are provided in the tables of this press release.

Webcast and Conference Call Information

Nutanix executives will discuss the Company’s fourth quarter and fiscal 2023 financial results on a conference call today at 4:30 p.m. Eastern Time/1:30 p.m. Pacific Time. Interested parties may access the conference call by registering at this link to receive dial in details and a unique PIN number. The conference call will also be webcast live on the Nutanix Investor Relations website at ir.nutanix.com. An archived replay of the webcast will be available on the Nutanix Investor Relations website at ir.nutanix.com shortly after the call.

Definitions and Total Revenue Impact

1Annual Contract Value, or ACV, is defined as the total annualized value of a contract, excluding amounts related to professional services and hardware. The total annualized value for a contract is calculated by dividing the total value of the contract by the number of years in the term of such contract, using, where applicable, an assumed term of five years for contracts that do not have a specified term. ACV Billings, for any given period, is defined as the sum of the ACV for all contracts billed during the given period.

2Annual Recurring Revenue, or ARR, for any given period, is defined as the sum of ACV for all non life-of-device contracts in effect as of the end of a specific period. For the purposes of this calculation, we assume that the contract term begins on the date a contract is booked, unless the terms of such contract prevent us from fulfilling our obligations until a later period, and irrespective of the periods in which we would recognize revenue for such contract.

3Average Contract Term represents the dollar-weighted term, calculated on a billings basis, across all subscription and life-of-device contracts, using an assumed term of five years for life-of-device licenses, executed in the period.

4Revenue was negatively impacted by a year-over-year decline in the average contract term, including as a result of Nutanix’s transition to a subscription-based business model.

Non-GAAP Financial Measures and Other Key Performance Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with GAAP, this press release includes the following non-GAAP financial and other key performance measures: non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, free cash flow, Annual Contract Value Billings (or ACV Billings), Annual Recurring Revenue (or ARR), and Average Contract Term. In computing non-GAAP financial measures, we exclude certain items such as stock-based compensation and the related income tax impact, costs associated with our acquisitions (such as amortization of acquired intangible assets, income tax-related impact, and other acquisition-related costs), costs related to the impairment and early exit of operating lease-related assets, restructuring charges, litigation settlement accruals and legal fees related to certain litigation matters, the change in fair value of the derivative liability, the amortization of the debt discount and issuance costs, interest expense related to convertible senior notes, losses on debt extinguishment, gains on divestitures, and other non-recurring transactions and the related tax impact. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), and non-GAAP operating margin are financial measures which we believe provide useful information to investors because they provide meaningful supplemental information regarding our performance and liquidity by excluding certain expenses and expenditures such as stock-based compensation expense that may not be indicative of our ongoing core business operating results. Free cash flow is a performance measure that we believe provides useful information to our management and investors about the amount of cash generated by the business after necessary capital expenditures, and we define free cash flow as net cash provided by (used in) operating activities less purchases of property and equipment. ACV Billings is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our business during our transition to a subscription-based business model because it takes into account variability in term lengths. ARR is a performance measure that we believe provides useful information to our management and investors as it allows us to better track the topline growth of our subscription business because it takes into account variability in term lengths. We use these non-GAAP financial and key performance measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. However, these non-GAAP financial and key performance measures have limitations as analytical tools and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income (loss), non-GAAP operating margin, and free cash flow are not substitutes for gross margin, operating expenses, operating income or loss, operating margin, or net cash provided by (used in) operating activities, respectively. There is no GAAP measure that is comparable to ACV Billings, ARR, or Average Contract Term, so we have not reconciled the ACV Billings, ARR, or Average Contract Term data included in this press release to any GAAP measure. In addition, other companies, including companies in our industry, may calculate non-GAAP financial measures and key performance measures differently or may use other measures to evaluate their performance, all of which could reduce the usefulness of our non-GAAP financial measures and key performance measures as tools for comparison. We urge you to review the reconciliation of our non-GAAP financial measures and key performance measures to the most directly comparable GAAP financial measures included below in the tables captioned “Reconciliation of GAAP to Non-GAAP Profit Measures” and “Reconciliation of GAAP Net Cash Provided By Operating Activities to Non-GAAP Free Cash Flow,” and not to rely on any single financial measure to evaluate our business. This press release also includes the following forward-looking non-GAAP financial measures as part of our first quarter fiscal 2024 outlook and/or our fiscal 2024 outlook: non-GAAP gross margin, non-GAAP operating margin, and free cash flow. We are unable to reconcile these forward-looking non-GAAP financial measures to their most directly comparable GAAP financial measures without unreasonable efforts, as we are currently unable to predict with a reasonable degree of certainty the type and extent of certain items that would be expected to impact the GAAP financial measures for these periods but would not impact the non-GAAP financial measures.

Forward-Looking Statements

This press release contains express and implied forward-looking statements, including, but not limited to, statements regarding: our business plans, strategies, initiatives, vision, objectives, and outlook (including our growth plan) as well as our ability to execute thereon successfully and in a timely manner and the benefits and impact thereof on our business, operations, and financial results (including our first quarter fiscal 2024 outlook, our fiscal 2024 outlook, and our plans for share repurchases); the impact of our transition to a subscription-based business model, our ability to manage, complete or realize the benefits of such transition successfully and in a timely manner, and the short-term and long-term impacts of such transition on our business, operations and financial results; the competitive market, including our competitive position and ability to compete effectively, the competitive advantages of our products, our projections about our market share and opportunity, and the effects of increased competition in our market; our ability to attract new end customers and retain and grow sales from our existing end customers; our customer needs and our response to those needs; our ability to form new, and maintain and strengthen existing, strategic alliances and partnerships and address macroeconomic supply chain shortages, including our relationships with our channel partners and original equipment manufacturers, and the impact of any changes to such relationships on our business, operations and financial results; the benefits and capabilities of our platform, solutions, products, services and technology, including the interoperability and availability of our solutions with and on third-party platforms; our plans and expectations regarding new solutions, products, services, product features and technology, including those that are still under development or in process; our plans regarding, and the timing and success of, our customer, partner, industry, analyst, investor and employee events and the impact thereof on our business, operations, and financial results; and our decision to use new or different metrics, or to make adjustments to the metrics we use, to supplement our financial reporting, and the impact thereof.

These forward-looking statements are not historical facts and instead are based on our current expectations, estimates, opinions, and beliefs. Consequently, you should not rely on these forward-looking statements. The accuracy of these forward-looking statements depends upon future events and involves risks, uncertainties, and other factors, including factors that may be beyond our control, that may cause these statements to be inaccurate and cause our actual results, performance or achievements to differ materially and adversely from those anticipated or implied by such statements, including, among others: failure to successfully implement or realize the full benefits of, or unexpected difficulties or delays in successfully implementing or realizing the full benefits of, our business plans, strategies, initiatives, vision, and objectives; our ability to achieve, sustain and/or manage future growth effectively; delays or unexpected accelerations in our current and future business model transitions; our ability to resolve the third-party software usage matter within estimates; our ability to remediate the previously disclosed material weakness; matters arising out of the previously disclosed completed Audit Committee investigation (including litigation and regulatory risks); the rapid evolution of the markets in which we compete, including the introduction, or acceleration of adoption of, competing solutions, including public cloud infrastructure; failure to timely and successfully meet our customer needs; delays in or lack of customer or market acceptance of our new solutions, products, services, product features or technology; macroeconomic or geopolitical uncertainty, including supply chain issues; factors that could result in the significant fluctuation of our future quarterly operating results, including, among other things, anticipated changes to our revenue and product mix, including changes as a result of our transition to a subscription-based business model, the timing and magnitude of orders, shipments and acceptance of our solutions in any given quarter, our ability to attract new and retain existing end-customers, changes in the pricing and availability of certain components of our solutions, and fluctuations in demand and competitive pricing pressures for our solutions, attrition among sales representatives or other employees; issues related to strategic alliances and partnerships; our ability to make share repurchases, including the possibility that the share repurchase program may be suspended or discontinued; and other risks detailed in our Annual Report on Form 10-K for the fiscal year ended July 31, 2022 filed with the U.S. Securities and Exchange Commission, or the SEC, on September 21, 2022, our Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 2022 filed with the SEC on December 7, 2022, our Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2023 filed with the SEC on May 24, 2023, and our Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2023 filed with the SEC on June 2, 2023. Additional information will also be set forth in our Annual Report on Form 10-K for the fiscal year ended July 31, 2023, which should be read in conjunction with this press release and the financial results included herein. Our SEC filings are available on the Investor Relations section of our website at ir.nutanix.com and on the SEC's website at www.sec.gov. These forward-looking statements speak only as of the date of this press release and, except as required by law, we assume no obligation, and expressly disclaim any obligation, to update, alter or otherwise revise any of these forward-looking statements to reflect actual results or subsequent events or circumstances.

About Nutanix

Nutanix is a global leader in cloud software, offering organizations a single platform for running apps and data across clouds. With Nutanix, companies can reduce complexity and simplify operations, freeing them to focus on their business outcomes. Building on its legacy as the pioneer of hyperconverged infrastructure, Nutanix is trusted by companies worldwide to power hybrid multicloud environments consistently, simply, and cost-effectively. Learn more at www.nutanix.com or follow us on social media @nutanix.

© 2023 Nutanix, Inc. All rights reserved. Nutanix, the Nutanix logo, and all Nutanix product and service names mentioned herein are registered trademarks or unregistered trademarks of Nutanix, Inc. in the United States and other countries. Other brand names and marks mentioned herein are for identification purposes only and may be the trademarks of their respective holder(s). This press release contains links to external websites that are not part of Nutanix.com. Nutanix does not control these sites and disclaims all responsibility for the content or accuracy of any external site. Our decision to link to an external site should not be considered an endorsement of any content on such a site.

NUTANIX, INC. CONSOLIDATED BALANCE SHEETS (Unaudited)
	As of
	July 31, 2022	July 31, 2023
	(in thousands)
Assets
Current assets:
Cash and cash equivalents	$402,850	$512,929
Short-term investments	921,429	924,466
Accounts receivable, net	124,559	157,251
Deferred commissions—current	115,356	120,001
Prepaid expenses and other current assets	93,787	147,087
Total current assets	1,657,981	1,861,734
Property and equipment, net	113,440	111,865
Operating lease right-of-use assets	118,740	93,554
Deferred commissions—non-current	252,234	237,990
Intangible assets, net	15,829	4,893
Goodwill	185,260	184,938
Other assets—non-current	22,265	31,941
Total assets	$2,365,749	$2,526,915
Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$44,931	$29,928
Accrued compensation and benefits	149,811	143,679
Accrued expenses and other current liabilities	59,568	109,269
Deferred revenue—current	720,993	823,665
Operating lease liabilities—current	39,801	29,567
Convertible senior notes, net—current	145,456	—
Total current liabilities	1,160,560	1,136,108
Deferred revenue—non-current	724,545	771,367
Operating lease liabilities—non-current	89,782	68,940
Convertible senior notes, net	1,156,205	1,218,165
Other liabilities—non-current	35,161	39,754
Total liabilities	3,166,253	3,234,334
Stockholders’ deficit:
Common stock	6	6
Additional paid-in capital	3,583,928	3,930,668
Accumulated other comprehensive income	(6,076)	(5,171)
Accumulated deficit	(4,378,362)	(4,632,922)
Total stockholders’ deficit	(800,504)	(707,419)
Total liabilities and stockholders’ deficit	$2,365,749	$2,526,915

NUTANIX, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2022	2023	2022	2023
	(in thousands, except per share data)
Revenue:
Product	$168,751	$240,495	$757,623	$912,114
Support, entitlements and other services	216,789	253,715	823,173	950,781
Total revenue	385,540	494,210	1,580,796	1,862,895
Cost of revenue:
Product (1)(2)	12,546	10,655	55,602	51,107
Support, entitlements and other services (1)	67,346	69,803	265,554	281,080
Total cost of revenue	79,892	80,458	321,156	332,187
Gross profit	305,648	413,752	1,259,640	1,530,708
Operating expenses:
Sales and marketing (1)(2)	252,600	229,425	979,075	924,696
Research and development (1)	144,268	146,201	572,999	580,961
General and administrative (1)	42,547	49,473	166,418	232,201
Total operating expenses	439,415	425,099	1,718,492	1,737,858
Loss from operations	(133,767)	(11,347)	(458,852)	(207,150)
Other (expense) income, net	(11,273)	4,261	(320,830)	(26,435)
Loss before provision for income taxes	(145,040)	(7,086)	(779,682)	(233,585)
Provision for income taxes	6,297	6,201	19,264	20,975
Net loss	$(151,337)	$(13,287)	$(798,946)	$(254,560)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	$(0.67)	$(0.06)	$(3.62)	$(1.09)
Weighted average shares used in computing net loss per share attributable to Class A and Class B common stockholders—basic and diluted (3)	225,398	237,832	220,529	233,247
____________________
(1)	Includes the following stock-based compensation expense:
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2022	2023	2022	2023
	(in thousands)
Product cost of revenue	$1,850	$1,863	$7,379	$7,966
Support, entitlements and other services cost of revenue	7,282	6,528	30,846	26,611
Sales and marketing	23,617	19,333	104,592	82,758
Research and development	34,050	31,957	143,759	139,073
General and administrative	13,349	12,911	56,670	55,337
Total stock-based compensation expense	$80,148	$72,592	$343,246	$311,745
(2)	Includes the following amortization of intangible assets:
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2022	2023	2022	2023
	(in thousands)
Product cost of revenue	$3,367	$2,091	$13,579	$9,870
Sales and marketing	651	111	2,604	827
Total amortization of intangible assets	$4,018	$2,202	$16,183	$10,697
(3)	Effective January 3, 2022, all of the then outstanding shares of Nutanix, Inc. Class B common stock were automatically converted into the same number of shares of Nutanix, Inc. Class A common stock.

NUTANIX, INC. CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
	Fiscal Year Ended July 31,
	2022	2023
	(in thousands)
Cash flows from operating activities:
Net loss	$(798,946)	$(254,560)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	87,952	76,388
Stock-based compensation	343,246	311,745
Change in fair value of derivative liability	198,038	—
Loss on debt extinguishment	64,910	—
Amortization of debt discount and issuance costs	40,233	42,636
Operating lease cost, net of accretion	36,905	35,357
Early exit of lease-related assets	597	(1,040)
Gain on Frame divestiture	—	(10,957)
Non-cash interest expense	19,270	19,757
Other	9,282	(11,388)
Changes in operating assets and liabilities:
Accounts receivable, net	60,998	(25,885)
Deferred commissions	(24,170)	9,599
Prepaid expenses and other assets	(36,166)	(59,243)
Accounts payable	(1,461)	(9,600)
Accrued compensation and benefits	(19,674)	(6,027)
Accrued expenses and other liabilities	5,457	53,191
Operating leases, net	(46,773)	(40,257)
Deferred revenue	127,845	142,687
Net cash provided by operating activities	67,543	272,403
Cash flows from investing activities:
Maturities of investments	1,058,116	965,040
Purchases of investments	(1,081,246)	(955,330)
Sales of investments	17,999	—
Proceeds from Frame divestiture	—	5,909
Purchases of property and equipment	(49,058)	(65,404)
Net cash used in investing activities	(54,189)	(49,785)
Cash flows from financing activities:
Proceeds from sales of shares through employee equity incentive plans	67,826	46,501
Taxes paid related to net share settlement of equity awards	—	(10,214)
Repayment of convertible notes	—	(145,704)
Payments of debt extinguishment costs	(14,709)	—
Proceeds from unwinding of convertible note hedges	39,880	—
Payments for unwinding of warrants	(18,390)	—
Proceeds from the issuance of convertible notes, net of issuance costs	88,687	—
Repurchases of common stock	(58,570)	—
Payment of finance lease obligations	(1,089)	(3,292)
Net cash provided by (used in) financing activities	103,635	(112,709)
Net increase in cash, cash equivalents and restricted cash	$116,989	$109,909
Cash, cash equivalents and restricted cash—beginning of period	288,873	405,862
Cash, cash equivalents and restricted cash—end of period	$405,862	$515,771
Restricted cash (1)	3,012	2,842
Cash and cash equivalents—end of period	$402,850	$512,929
Supplemental disclosures of cash flow information:
Cash paid for income taxes	$20,353	$30,781
Supplemental disclosures of non-cash investing and financing information:
Purchases of property and equipment included in accounts payable and accrued and other liabilities	$17,139	$15,754
Finance lease liabilities arising from obtaining right-of-use assets	$10,491	$13,240
____________________
(1)	Included within other assets—non-current in the consolidated balance sheets.

Reconciliation of Revenue to Billings (Unaudited)
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2022	2023	2022	2023
	(in thousands)
Total revenue	$385,540	$494,210	$1,580,796	$1,862,895
Change in deferred revenue	12,580	50,631	127,845	142,687
Total billings	$398,120	$544,841	$1,708,641	$2,005,582
Disaggregation of Revenue and Billings (Unaudited)
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2022	2023	2022	2023
	(in thousands)
Disaggregation of revenue:
Subscription revenue	$350,632	$459,460	$1,433,773	$1,730,848
Non-portable software revenue	11,447	10,379	49,694	37,382
Hardware revenue	340	351	5,585	2,824
Professional services revenue	23,121	24,020	91,744	91,841
Total revenue	$385,540	$494,210	$1,580,796	$1,862,895
Disaggregation of billings:
Subscription billings	$364,113	$504,191	$1,563,560	$1,868,943
Non-portable software billings	11,447	10,379	49,694	37,382
Hardware billings	340	351	5,585	2,824
Professional services billings	22,220	29,920	89,802	96,433
Total billings	$398,120	$544,841	$1,708,641	$2,005,582

Subscription — Subscription revenue includes any performance obligation which has a defined term, and is generated from the sales of software entitlement and support subscriptions, subscription software licenses and cloud-based Software as a Service, or SaaS offerings.

  Ratable — We recognize revenue from software entitlement and support subscriptions and SaaS offerings ratably over the contractual service period, the substantial majority of which relate to software entitlement and support subscriptions.
  Upfront — Revenue from our subscription software licenses is generally recognized upfront upon transfer of control to the customer, which happens when we make the software available to the customer.

Non-portable software — Non-portable software revenue includes sales of our enterprise cloud platform when delivered on a configured-to-order appliance by us or one of our OEM partners. The software licenses associated with these sales are typically non-portable and have a term equal to the life of the appliance on which the software is delivered. Revenue from our non-portable software products is generally recognized upon transfer of control to the customer.

Hardware — In transactions where we deliver the hardware appliance, we consider ourselves to be the principal in the transaction and we record revenue and costs of goods sold on a gross basis. We consider the amount allocated to hardware revenue to be equivalent to the cost of the hardware procured. Hardware revenue is generally recognized upon transfer of control to the customer.

Professional services — We also sell professional services with our products. We recognize revenue related to professional services as they are performed.

Annual Contract Value Billings and Annual Recurring Revenue (Unaudited)
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2022	2023	2022	2023
	(in thousands)
Annual Contract Value Billings (ACV Billings)	$193,197	$278,699	$756,326	$956,810
Annual Recurring Revenue (ARR)	$1,202,438	$1,561,981	$1,202,438	$1,561,981
Reconciliation of Subscription and Professional Services Revenue to Subscription and Professional Services Billings (Unaudited)
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2022	2023	2022	2023
	(in thousands)
Subscription revenue	$350,632	$459,460	$1,433,773	$1,730,848
Change in subscription deferred revenue	13,481	44,731	129,787	138,095
Subscription billings	$364,113	$504,191	$1,563,560	$1,868,943

Professional services revenue	$23,121	$24,020	$91,744	$91,841
Change in professional services deferred revenue	(901)	5,900	(1,942)	4,592
Professional services billings	$22,220	$29,920	$89,802	$96,433

Reconciliation of GAAP to Non-GAAP Profit Measures (Unaudited)
	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended July 31, 2023	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended July 31, 2023
	(in thousands, except percentages and per share data)
Gross profit	$413,752	$8,391	$2,091	$—	$—	$—	$—	$424,234
Gross margin	83.7%	1.7%	0.4%	—	—	—	—	85.8%
Operating expenses:
Sales and marketing	229,425	(19,333)	(111)	—	—	—	—	209,981
Research and development	146,201	(31,957)	—	—	—	—	—	114,244
General and administrative	49,473	(12,911)	—	(176)	—	—	—	36,386
Total operating expenses	425,099	(64,201)	(111)	(176)	—	—	—	360,611
(Loss) income from operations	(11,347)	72,592	2,202	176	—	—	—	63,623
Operating margin	(2.3)%	14.8%	0.4%	—	—	—	—	12.9%
Net (loss) income	$(13,287)	$72,592	$2,202	$176	$16,307	$(10,957)	$503	$67,536
Weighted shares outstanding, basic	237,832							237,832
Weighted shares outstanding, diluted (7)	237,832							286,033
Net (loss) income per share, basic	$(0.06)	$0.31	$0.01	$-	$0.07	$(0.05)	$-	$0.28
Net (loss) income per share, diluted	$(0.06)							$0.24
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Litigation settlement accrual and legal fees
(4)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(5)	Gain on Frame divestiture
(6)	Income tax effect primarily related to stock-based compensation expense
(7)	Includes 48,201 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments								Non-GAAP
	Fiscal Year Ended July 31, 2023	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	Fiscal Year Ended July 31, 2023
	(in thousands, except percentages and per share data)
Gross profit	$1,530,708	$34,577	$9,870	$—	$230	$—	$—	$—	$—	$1,575,385
Gross margin	82.2%	1.9%	0.5%	—	—	—	—	—	—	84.6%
Operating expenses:
Sales and marketing	924,696	(82,758)	(827)	—	(3,283)	—	—	—	—	837,828
Research and development	580,961	(139,073)	—	—	(1,661)	—	—	—	—	440,227
General and administrative	232,201	(55,337)	—	(1,726)	(129)	(38,675)	—	—	—	136,334
Total operating expenses	1,737,858	(277,168)	(827)	(1,726)	(5,073)	(38,675)	—	—	—	1,414,389
(Loss) income from operations	(207,150)	311,745	10,697	1,726	5,303	38,675	—	—	—	160,996
Operating margin	(11.1)%	16.6%	0.6%	0.1%	0.3%	2.1%	—	—	—	8.6%
Net (loss) income	$(254,560)	$311,745	$10,697	$1,726	$5,303	$38,675	$64,112	$(10,957)	$2,219	$168,960
Weighted shares outstanding, basic	233,247									233,247
Weighted shares outstanding, diluted (9)	233,247									281,787
Net (loss) income per share, basic	$(1.09)	$1.33	$0.05	$0.01	$0.02	$0.17	$0.27	$(0.05)	$0.01	$0.72
Net (loss) income per share, diluted	$(1.09)									$0.60
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Costs related to early exit of existing leases
(4)	Restructuring charges
(5)	Litigation settlement accrual and legal fees
(6)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(7)	Gain on Frame divestiture
(8)	Income tax effect primarily related to stock-based compensation expense
(9)	Includes 48,540 potentially dilutive shares related to convertible senior notes and the issuance of shares under employee equity incentive plans

	GAAP	Non-GAAP Adjustments						Non-GAAP
	Three Months Ended July 31, 2022	(1)	(2)	(3)	(4)	(5)	(6)	Three Months Ended July 31, 2022
	(in thousands, except percentages and per share data)
Gross profit	$305,648	$9,132	$3,367	$—	$218	$—	$—	$318,365
Gross margin	79.3%	2.4%	0.9%	—	—	—	—	82.6%
Operating expenses:
Sales and marketing	252,600	(23,617)	(651)	—	(10,281)	—	—	218,051
Research and development	144,268	(34,050)	—	—	(633)	—	—	109,585
General and administrative	42,547	(13,349)	—	(597)	(43)	—	—	28,558
Total operating expenses	439,415	(71,016)	(651)	(597)	(10,957)	—	—	356,194
Loss from operations	(133,767)	80,148	4,018	597	11,175	—	—	(37,829)
Operating margin	(34.7)%	20.8%	1.0%	0.2%	2.9%	—	—	(9.8)%
Net loss	$(151,337)	$80,148	$4,018	$597	$11,175	$15,524	$1,033	$(38,842)
Weighted shares outstanding, basic and diluted	225,398							225,398
Net loss per share, basic and diluted	$(0.67)	$0.36	$0.02	$-	$0.05	$0.07	$-	$(0.17)
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Costs related to early exit of existing leases
(4)	Restructuring charges
(5)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(6)	Income tax effect primarily related to stock-based compensation expense
	GAAP	Non-GAAP Adjustments									Non-GAAP
	Fiscal Year Ended July 31, 2022	(1)	(2)	(3)	(4)	(5)	(6)	(7)	(8)	(9)	Fiscal Year Ended July 31, 2022
	(in thousands, except percentages and per share data)
Gross profit	$1,259,640	$38,225	$13,579	$—	$218	$—	$—	$—	$—	$—	$1,311,662
Gross margin	79.7%	2.4%	0.9%	—	—	—	—	—	—	—	83.0%
Operating expenses:
Sales and marketing	979,075	(104,592)	(2,604)	—	(10,281)	—	—	—	—	—	861,598
Research and development	572,999	(143,759)	—	—	(633)	—	—	—	—	—	428,607
General and administrative	166,418	(56,670)	—	(597)	(43)	(432)	—	—	—	—	108,676
Total operating expenses	1,718,492	(305,021)	(2,604)	(597)	(10,957)	(432)	—	—	—	—	1,398,881
Loss from operations	(458,852)	343,246	16,183	597	11,175	432	—	—	—	—	(87,219)
Operating margin	(29.0)%	21.8%	1.0%	—	0.7%	—	—	—	—	—	(5.5)%
Net loss	$(798,946)	$343,246	$16,183	$597	$11,175	$432	$198,038	$60,731	$64,910	$786	$(102,848)
Weighted shares outstanding, basic and diluted	220,529										220,529
Net loss per share, basic and diluted	$(3.62)	$1.56	$0.07	$-	$0.05	$-	$0.90	$0.28	$0.29	$-	$(0.47)
____________________
(1)	Stock-based compensation expense
(2)	Amortization of intangible assets
(3)	Costs related to early exit of existing leases
(4)	Restructuring charges
(5)	Other
(6)	Change in fair value of derivative liability
(7)	Amortization of debt discount and issuance costs and interest expense related to convertible senior notes
(8)	Loss on debt extinguishment
(9)	Income tax effect primarily related to stock-based compensation expense and release of acquisition-related unrecognized tax positions

Reconciliation of GAAP Net Cash Provided by Operating Activities to Non-GAAP Free Cash Flow (Unaudited)
	Three Months Ended July 31,		Fiscal Year Ended July 31,
	2022	2023	2022	2023
	(in thousands)
Net cash provided by operating activities	$38,004	$58,309	$67,543	$272,403
Purchases of property and equipment	(14,779)	(12,801)	(49,058)	(65,404)
Free cash flow	$23,225	$45,508	$18,485	$206,999

Correction to Prior Period Financial Statements
(Unaudited)

The prior period amounts included in the tables above reflect the corrections made as a result of the previously disclosed investigation related to third-party software usage. Prior period amounts have been corrected as follows:

	As of July 31, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Consolidated Balance Sheet:
Accrued expenses and other current liabilities	$49,232	$10,336	$59,568
Total current liabilities	$1,150,224	$10,336	$1,160,560
Total liabilities	$3,155,917	$10,336	$3,166,253
Accumulated deficit	$(4,368,026)	$(10,336)	$(4,378,362)
Total stockholders’ deficit	$(790,168)	$(10,336)	$(800,504)
	Three Months Ended July 31, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Consolidated Statement of Operations:
Sales and marketing	$252,508	$92	$252,600
Research and development	$144,013	$255	$144,268
Total operating expenses	$439,068	$347	$439,415
Loss from operations	$(133,420)	$(347)	$(133,767)
Loss before provision for income taxes	$(144,693)	$(347)	$(145,040)
Net loss	$(150,990)	$(347)	$(151,337)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(0.67)	$—	$(0.67)
	Fiscal Year Ended July 31, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Consolidated Statement of Operations:
Sales and marketing	$978,704	$371	$979,075
Research and development	$571,962	$1,037	$572,999
Total operating expenses	$1,717,084	$1,408	$1,718,492
Loss from operations	$(457,444)	$(1,408)	$(458,852)
Loss before provision for income taxes	$(778,274)	$(1,408)	$(779,682)
Net loss	$(797,538)	$(1,408)	$(798,946)
Net loss per share attributable to Class A and Class B common stockholders—basic and diluted	$(3.62)	$—	$(3.62)
	Fiscal Year Ended July 31, 2022
	As Previously Reported	Adjustments	As Corrected
	(in thousands)
Consolidated Statement of Cash Flows:
Net loss	$(797,538)	$(1,408)	$(798,946)
Accrued expenses and other liabilities	$4,049	$1,408	$5,457

Contacts

Investor Contact:
Richard Valera
ir@nutanix.com

Media Contact:
Jennifer Massaro
pr@nutanix.com